As filed with the Securities and Exchange Commission on January 18, 2008

Registration No. 333-15893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________

MIDLAND REALTY ACCEPTANCE CORP.

(Exact name of registrant as specified in its charter)

____________________

Missouri	43-1745475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Midland Realty Acceptance Corp.

10851 Mastin, Suite 700

Overland Park, KS 66210

(913) 253-9000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

____________________

R. Scott Shackelford

Midland Realty Acceptance Corp.

10851 Mastin, Suite 700

Overland Park, KS 66210

(913) 253-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Patrick Respeliers, Esq.

Stinson Morrison Hecker LLP

1201 Walnut

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

TERMINATION OF REGISTRATION

Midland Realty Acceptance Corp. (the "Company") previously registered the sale of Mortgage Pass-Through Certificates under a Registration Statement on Form S-3 (File No. 333-15893) filed with the Commission on November 12, 1996. This Registration Statement consolidated the Company's pervious Registration No. 333-03885, pursuant to Rule 429.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment to remove from registration all of the shares that remain unsold under the Registration Statement as of the date hereof. We are deregistering these securities because the entity is in the process of dissolution.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 24th day of December, 2007.

MIDLAND REALTY ACCEPTANCE CORP.

By:	/s/ D. Scott Bassin
	Name:	D. Scott Bassin
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to registration statement has been signed by the following officers and directors in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Scott Bassin	Director and President (Principal Executive Officer)	December 24, 2007
D. Scott Bassin

/s/ Cathrine E. Nix	Director	December 27, 2007
Cathrine E. Nix

/s/ Steven W. Smith	Director	December 24, 2007
Steven W. Smith

/s/ Vincent E. Beckett	Principal Financial and Accounting Officer	December 24, 2007
Vincent E. Beckett